UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 7, 2007

Harsco Corporation
(Exact name of registrant as specified in charter)

Delaware	1-3970	23-1483991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Poplar Church Road, Camp Hill, PA	17011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 717-763-7064

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets

On December 7, 2007, Harsco Corporation (the “Company”) completed the closing of the previously announced sale of its Gas Technologies business group, Harsco GasServ (“GasServ”) to Wind Point Partners, a private equity investment firm.  Included in the sale are the four complementary manufacturing and service businesses that comprised the GasServ group:

•	Taylor-Wharton cryogenic storage units and compressed gas cylinders
•	American Welding & Tank propane tanks
•	Sherwood precision valves
•	Structural Composites Industries lightweight, filament-reinforced composite cylinders

The Company received cash proceeds of approximately $300 million, subject to post-closing purchase price adjustments.  The Company expects the transaction to generate net after-tax cash proceeds of approximately $264 million from the sale of the business.  An additional $40 million is payable in the form of an earnout, contingent on GasServ achieving certain performance targets in 2008 or 2009.  Proceeds from the sale will provide capital to fund Harsco’s continuing organic growth initiatives and other opportunities in its core businesses, and will be used to reduce debt.

A copy of the press release announcing the completion of the sale is attached hereto as Exhibit 99.1.

A copy of the financial statements required by Item 9.01(b) of Form 8-K with respect to the disposition is attached hereto as Exhibit 99.2.

Item 9.01    Financial Statements and Exhibits

(b)	Included as Exhibit 99.2 are the following unaudited pro forma financial statement information giving effect to the Company’s disposition of GasServ:

1.	Unaudited Pro Forma Condensed Consolidated Income Statement Information for the years ended December 31, 2006, 2005 and 2004.

2.	Unaudited Pro Forma Condensed Consolidated Balance Sheet Information as of September 30, 2007.

3.	Notes to the Pro Forma Condensed Consolidated Income Statement and Balance Sheet Information.

(d)            Exhibits

Exhibit 99.1	Press release dated December 7, 2007.
Exhibit 99.2	Unaudited Pro Forma Financial Statement Information.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARSCO CORPORATION (Registrant)

DATE December 13, 2007	/S/ Salvatore D. Fazzolari Salvatore D. Fazzolari President and Chief Financial Officer

Exhibit Index

Exhibit 99.1	Press release dated December 7, 2007.
Exhibit 99.2	Unaudited Pro Forma Financial Statement Information.